Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statements Nos. 333-260608, 333-258868 and 333-267736 on Form S-3 and Registration Statement No. 333-261742 on Form S-8 of our reports dated February 28, 2023, relating to the financial statements of Joby Aviation, Inc. and the effectiveness of Joby Aviation, Inc.'s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ Deloitte & Touche LLP

San Jose, California
February 28, 2023